UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2008

BEST ENERGY SERVICES, INC.
(Exact name of registrant specified in its charter)

Nevada	333-142350	02-0789714
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1010 Lamar Street, 12th Floor, Houston, Texas 77002
(Address of principal executive offices) (Zip Code)

Registrant’s telephone, including area code: (713) 933-2600

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On March 17, 2008, Best Energy appointed James Byrd as a director. Mr. Byrd is the designated Board appointee of CoreFund, L.P., a Company shareholder and lender who nominated Byrd in accordance with the terms and conditions of its recent debt and equity investments in the Company.

 Mr. Byrd was awarded options to purchase a total of 75,000 shares of Best Energy common stock, 25,000 at an exercise price of $0.16 per share which vest immediately and 50,000 at an exercise price of 0.50 per share which vest in March 2009. as an inducement grant. Mr. Byrd will also be paid the following fees for serving as a member of the Board of Directors:

Annual Retainer	$10,000
Meeting Fees	$1,000 (in person)
$500 (telephonic)
Committee Meeting Fees	$2,000 (in person)
$1,000 (telephonic)

    Mr. Byrd has spent his career focused on building businesses in a wide range of industries, from start-ups to mature companies, both publicly traded and privately held.  From 1987 through 1993, he  was the founding and managing partner of Schoene, Byrd, Piercefield and Heinkel, an Orlando, Florida-based, full service commercial law firm specializing in corporate and securities, real estate and general business law.  In 1993, Byrd founded and served as CEO of Sobik’s Subs, Inc., a 32-unit franchise chain of sandwich shops that he took public through reverse merger and grew to 80 units within 30 months.  In 1996, he served as CEO of Fortune Financial Systems, Inc., a company he founded and subsequently took public, which saw annual sales climb from $50,000 to nearly $100 million in just one year.

     In 1998, Byrd formed Vanguard Capital, LLC, a privately held equity firm that he continues to manage today.  Vanguard has acted as a consultant to several highly successful public merger deals, including World Commerce Online, Inc., a public stock that grew from a private placement of $0.50 per share to over $30 per share; and Parts.com, a publicly traded online auto parts provider that went from a private placement of $0.50 per share to over $50 per share in the span of 12 months.  In 2004, he founded OE Source, LC, an auto parts importer and distributor, and as Managing Director, oversaw the growth of the company from $3 million in sales in 2004 to over $15 million in sales in 2007.  The company went public by way of reverse merger in January 2008 under the name General Automotive Company.

Byrd attended Florida State University (FSU) where he earned a B.S. degree in Communications and subsequently earned a JD with High Honors from the FSU College of Law.  He has been a member in good standing of the Florida Bar since 1986.

Item 7.01	Regulation FD Disclosure.

On March 17, 2008 Best Energy issued a press release announcing the appointment of James Byrd as a director.

A copy of this press release has been furnished as Exhibits 99.1 to this Current Report on Form 8-K.  Pursuant to the rules and regulations of the Securities and Exchange Commission, these exhibits and the information set forth therein are deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

99.1	Press Release dated March 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST ENERGY SERVICES, INC

Date: March 19, 2008	By: /s/ Larry W. Hargrave
Name: Larry W. Hargrave Title: Chief Executive Officer